THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE THEREFOR.

CORNERSTONE PHARMACEUTICALS, INC.

Warrant for the Purchase of Shares of Common Stock

No. [ ] Shares

FOR VALUE RECEIVED, CORNERSTONE PHARMACEUTICALS , INC., a New York corporation (the "**Company**"), hereby certifies that , his designees or permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on the Exercise Date (defined below) and prior to 5:00 P.M., New York City time, on the seventh anniversary of the Exercise Date (the "Expiration Date"), ( ) fully paid and non-assessable shares of Common Stock, $.001 par value per share, of the Company for an aggregate purchase price of $1.10. Hereinafter, (i) the Common Stock, $.001 par value, of the Company, is referred to as the "**Common Stock**," (ii) the shares of Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "**Warrant Shares**," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "**Aggregate Warrant Price**," (iv) the price payable for each of the Warrant Shares, hereunder is referred to as the "**Per Share Warrant Price**," (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "**Warrants**," (vi) the holder of this Warrant is referred to as the "**Holder**" and the holder(s) of this Warrant and all other Warrants and Warrant Shares are referred to as the "**Holders**" and Holders of more than fifty percent (50%) of the outstanding Warrants and Warrant Shares are referred to as the "**Majority of the Holders**", (vii) **"Exercise Date"** shall mean the earliest to occur of: (i) date of the closing of the Company's initial public offering (**"IPO"**) of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the date of the closing of a **"Merger Event"** (as such term is defined in the Company's Certificate of Incorporation as amended), and (viii) the then Current Market Price per share (the **"Current Market Price"**) as of any date shall be deemed to be the last sale

price of the Common Stock on the trading day prior to such date or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc., Automated Quotations System ("**NASDAQ**"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined by agreement between the then current Majority of the Holders and the Company's Board of Directors.

The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1. Exercise of Warrant.

(a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Exercise Date and prior to 5:00 P.M., New York City time, on the Expiration Date by the Holder:

(i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 8(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company; or

(ii) by the surrender of this Warrant (with the cashless exercise form at the end of this Warrant duly executed by the Holder) (a "**Cashless Exercise**") at the address set forth in Section 8(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price Per Share of Common Stock and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price Per Share of Common Stock. For purposes of any computation under this Section 1(a)(ii), the then Current Market Price shall be based on the trading day prior to the Cashless Exercise.

(b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder shall be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, use its best efforts to keep the Warrant Shares authorized for listing on such exchange upon notice of issuance.

3. Protection Against Dilution.

(a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination. For example, if the Company declares a 2 for 1 stock split and the number of Warrant Shares immediately prior to such event was 10,000, the number of Warrant Shares immediately after such event would be 20,000. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Whenever the number of Warrant Shares is adjusted pursuant to Subsection (a) above, the Per Share Warrant Price shall simultaneously be adjusted by multiplying the Per Share Warrant Price immediately prior to such event by the number of Warrant Shares immediately prior to such event and dividing the product so obtained by the number of Warrant Shares, as adjusted.

(c) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per Warrant Share; provided, however, that any adjustments which by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(c)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(d) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

(e) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

4. **Registration Under Securities Act of 1933**. (a) The Company agrees that if, at any time, and from time to time, after the completion of its IPO, the Board of Directors of the Company (the "Board") shall authorize the filing of a registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company shall: (A) promptly notify each Holder that such registration statement will be filed and that the Warrant Shares then held by such Holder (or issuable upon exercise of such Holder's Warrants) will be included in such registration statement at such Holder's request; (B) cause such registration statement to cover all of such Warrant Shares issuable or issued to such Holder for which such Holder requests inclusion; (C) use reasonable efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any Federal or state law or regulation of any governmental authority to permit all such Warrant Shares to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

(b) Notwithstanding any other provision of this Section 4, the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of shares requested by the Holder for inclusion, the Holder shall retain the right to request inclusion of shares as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of subsection (c) below.

(c) Each Holder shall have the right to request inclusion of any of its Warrant Shares in a registration statement as described in this Section on one occasion. This right shall cease at such time as the Holder is able to sell the Warrant Shares pursuant to Rule 144(k).

(d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 4 with respect to the Warrant Shares of any Holder that such Holder shall furnish to the Company such information regarding the Holder, the Warrant Shares held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Warrant Shares.

(e) The Holder, if requested by the Company and an underwriter in connection with an underwritten public offering of Common Stock, shall agree not to sell or otherwise transfer or dispose of any Warrant Shares or other securities of the Company held by such Holder for a specified period of time following the effective date of a registration statement. Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Warrant Shares or other securities subject to the foregoing restrictions until the end of the standoff period.

(f) In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required to include any of the Warrant Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

5. <u>Investment Intent; Limited Transferability.</u>

(a) The Holder represents, by accepting this Warrant, that it is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act and understands that this Warrant and any securities issuable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws or "Blue Sky" laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder further represents to the Company that it is acquiring this Warrant and will acquire any securities issuable

upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act, and agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or "Blue Sky" laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act and under any state securities laws of "Blue Sky" laws.

(b) Subject to compliance with subsection 5(a), this Warrant and all rights hereunder are transferable, in whole or in part, upon (i) notice to the Company, (ii) surrender of the Warrant to the Company with a properly executed assignment (in the form attached at the end hereof) at the address set forth in Section 8(a) hereof, and (iii) upon delivery to the Company at such address of an executed agreement by which the transferee of the Warrant agrees to be bound by all of the terms and conditions of this Warrant. The Company will maintain a register containing the names and addresses of the registered Holder of this Warrant. Any registered Holder may change such registered holder's address as shown on the warrant register by written notice to the Company requesting such change. The Company may treat the registered Holder of this Warrant as he or it appears on the warrant register at any time as the Holder for all purposes.

6. **Loss, etc., of Warrant**. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. **Warrant Holder Not Stockholder**. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

8. **Communication**. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

(a) the Company at 570 Seventh Avenue, Suite 500, New York, NY 10018 or such other address as the Company has designated in writing to the Holder, or

(b) the Holder at ______________________________________ or other such address as the Holder has designated in writing to the Company.

9. **Headings**. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10. **Applicable Law**. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

11. **Amendment, Waiver, etc**. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Majority of the Holders of the Warrants only.

12. **Termination**.

In the event that the Company is not the surviving entity in connection with a Merger Event, this Warrant shall terminate to the extent that Holder does not exercise it in connection with the closing of such transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this __ day of March, 2005.

CORNERSTONE PHARMACEUTICALS, INC.

By: ________________________
Name:
Title:

ATTEST:

____
Secretary

[Corporate Seal]

SUBSCRIPTION

The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ___________________ shares of the Common Stock, par value $.001 per share, stated value $ per share, of Cornerstone Pharmaceuticals, Inc., covered by said Warrant, and makes payment therefore in full at the price per share provided by said Warrant. As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 6(a) are true and correct as of the date of this subscription as if they had been made on such date with respect to the Warrant Shares.

Dated:_______________ Signature:____________________

Address:______________________

____

CASHLESS EXERCISE

The undersigned _____________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for _______________ shares of the Common Stock, stated value $________ per share, pursuant to the Cashless Exercise provisions of the Warrant.

Dated:_______________ Signature:____________________

Address:______________________

____

ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Cornerstone Pharmaceuticals, Inc..

Dated:_______________ Signature:____________________

Address:______________________

____